                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-778, 333-780, 333-782, 333-784, 333-786,
333-30057, 333-80977 and 333-81069) of US Oncology, Inc., formerly known as American Oncology Resources, Inc. of our report dated March 2, 1999, except for paragraph 2 of Note 1 which is as of June 15, 1999, appearing on page 3 of this Form 8-K/A.



/S/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 13, 1999